Bouwhuis, Morrill & Company, LLC
                          Certified Public Accountants


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Cancer Therapeutics, Inc.
Thomasville, Georgia

We consent to the use in this Registration Statement of Cancer Therapeutics, Inc. on Form SB-2, of our report dated October 18, 2004 of Cancer Therapeutics, Inc., for the years ended May 31, 2004 and 2003, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ Bouwhuis, Morrill & Company
__________________________________________
Bouwhuis, Morrill & Company
Layton, Utah
December 30, 2004